As filed with the Securities and Exchange Commission on October 3, 1994
                                                     Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   Form S-8

                             REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933

                          OUTBOARD MARINE CORPORATION
            (Exact name of registrant as specified in its charter)
            Delaware                                36-1589715
     (State of incorporation)          (I.R.S. Employer Identification Number)

                 100 Sea Horse Drive, Waukegan, Illinois  60085
          (Address of principal executive offices, including zip code)

                       1994 OMC Long-Term Incentive Plan
                           (Full title of the Plan)

                            D. JEFFREY BADDELEY
                              General Counsel
                        Outboard Marine Corporation
                            100 Sea Horse Drive
                         Waukegan, Illinois  60085
                              (708) 689-6200
               (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
    Title           Amount        Proposed       Proposed          Amount of
     of              to be        maximum        maximum            registr-
  securities        regist-       offering       aggregate           ation
    to be            ered         price per      offering             fee
  registered          (1)         share (2)      price (2)            (2)
  ----------       ---------      ---------    --------------      ---------

  Common Stock     1,000,000       $24.125     $24,125,000.00      $8,318.96
  par value $.15
  per share
  (including
  Preferred
  Purchase Rights)

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) based upon the average of the high and low sales prices for the Common Stock reported on the New York Stock Exchange as of September 26, 1993.
- ------------------


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                                     PART I
                     INFORMATION REQUIRED IN THE SECTION 10(a)

                                   PROSPECTUS

Note: The documents containing the information required by this section will be given to employees participating in the 1994 OMC Long-Term Incentive Plan (the "Plan") and are not required to be filed with the Commission as a part of the Registration Statement or as an Exhibit.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

     The following documents of Outboard Marine Corporation (OMC as the Registrant) filed or to be filed with the Commission are incorporated herein by reference as of their respective date:

     (a) OMC's Annual Report on Form 10-K for the year ended
September 30, 1993.

     (b) All other reports filed by OMC pursuant to Section
13(a) or 15(d) of the Securities Exchange Act of 1934 since September
30, 1993.

     (c) The description of the Registrant's Common Stock, par value $.15 per share, contained in the Registrant's Registration Statement on Form S-3 filed with the Commission on February 24, 1987 pursuant to Section 12 of the Securities Exchange Act of 1934, and all amendments and reports filed by the Registrant for the purpose of updating such description.

     (d) The description of the Registrant's Preferred Stock
Purchase Rights contained in the Registrant's Registration Statement on Form 8-A as filed with the Commission on June 26, 1986, including any amendments or reports filed by OMC for the purpose of updating the description of such rights.

     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to the Registration Statement relating to the Common Stock offered hereby which indicates that all such Common Stock has been sold or which deregisters all such Common Stock remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The validity of the shares of Common Stock and Preferred Stock
Purchase Rights registered hereby is being passed upon for OMC by D. Jeffrey Baddeley, Vice President and General Counsel of OMC. Mr. Baddeley is the beneficial owner of less than 1% of the outstanding shares of Common Stock.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law, as amended, grants the Registrant broad powers to indemnify any person in connection with legal proceedings brought against him by reason of his present or past status as an officer or director of the Registrant, provided that the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This statute also gives the Registrant broad power to indemnify any such person against expenses in connection with any action by or in the name of the Registrant provided the person acted in good faith and in a manner Registrant reasonably believed to be in or not opposed to the best interests of the Registrant except that no indemnification may be made if such person is

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adjudged to be liable to the Registrant unless and only to the extent the court in which such action was brought determines upon application that, despite such adjudication, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to such indemnity as the court deems proper. In addition, to the extent that any such person is successful in the defense of any such legal proceeding, the Registrant is required by statute to indemnify such person against expenses, including attorneys' fees, that are actually and reasonably incurred by such person in connection therewith.

     Article VII of OMC's By-Laws provides that the Registrant shall indemnify its officers and directors to the fullest extent permitted by applicable law and that such indemnification shall not be deemed exclusive of any other rights to which any person indemnified may be entitled by law or otherwise.

     The Company maintains directors' and officers' liability insurance and corporate reimbursement policies insuring directors and all officers against loss arising from claims made arising out of the performance of their duties.

     The effect of the foregoing provisions of the General Corporation
Law of the State of Delaware and the Registrant's Amended and Restated By-laws would be to permit such indemnification by the Registrant for liabilities arising under the Securities Act of 1933.

Item 7. Exception from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The following are filed as exhibits to this Registration Statement:

Exhibit
  No.     Description of Exhibit
- -------   ----------------------------------------------------------------

5.1       Opinion of D. Jeffrey Baddeley.

24.1 Consent of D. Jeffrey Baddeley (included in the opinion filed as Exhibit 5.1).

24.2      Consent of Arthur Andersen LLP.

25.1      Powers of Attorney.



Item 9. Undertakings.

     (a) Rule 415 offerings.

     The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective admendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

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             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Incorporation by reference of subsequent documents required by the Securities Exchange Act of 1934 (the "Exchange Act").

     The undersigned Registrant hereby undertakes that, for purposes of deter-mining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and each filing of a Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934 that is in-corporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Form S-8 Registration Statement.

     Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                 EXHIBIT INDEX

Exhibit Number      Description of Exhibit                   Page
- --------------      ----------------------                   ----

5.1                 Opinion of D. Jeffrey Baddeley.           10

24.1                Consent of D. Jeffrey Baddeley            10
                    (included in the opinion filed
                    as Exhibit 5.1).

24.2                Consent of Arthur Andersen LLP.            9

25.1                Powers of Attorney (included as            8
                    part of the signature page
                    hereto).




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, on October 3, 1994.


                                                  OUTBOARD MARINE CORPORATION

                                              By:       JAMES C. CHAPMAN
                                                  ---------------------------
                                                        James C. Chapman
                                                      Chairman of the Board and
                                                      Chief Executive Officer

                              POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints J. C. Chapman, J. R. Maurice, D. J. Baddeley and H. Malovany and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities to sign any and all pre-effective and\or post-effective amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission under the Securities Act of 1933, and hereby ratifies, approves and confirms all that each of such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                           SIGNATURES                TITLE
                           ----------                -----

Date  October 3, 1994  By  JAMES C. CHAPMAN          Chairman of the
      ---------------      ----------------          Board of Directors,
                           James C. Chapman          President and Chief
                                                     Executive Officer

Date  October 3, 1994  By  JAMES R. MAURICE          Vice President, Controller
      ---------------      ----------------          (Principal accounting
                           James R. Maurice          officer)


Date  October 3, 1994  By  FRANK BORMAN              Director
      ---------------      ------------
                           Frank Borman


Date  October 3, 1994  By  WILLIAM C. FRANCE         Director
      ---------------      -----------------
                           William C. France


Date  October 3, 1994  By  URBAN T. KUECHLE          Director
      ---------------      ----------------
                           Urban T. Kuechle

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Date  October 3, 1994  By  RICHARD T. LINDGREN       Director
      ---------------      -------------------
                           Richard T. Lindgren


Date  October 3, 1994  By  J. WILLARD MARRIOTT, JR.  Director
      ---------------      -----------------------
                           J. Willard Marriott, Jr.


Date  October 3, 1994  By  RICHARD J. STEGEMEIER     Director
      ---------------      ---------------------
                           Richard J. Stegemeier


Date  October 3, 1994  By  CHARLES D. STRANG         Director
      ---------------      -----------------
                           Charles D. Strang


Date  October 3, 1994  By  RICHARD F. TEERLINK       Director
      ---------------      -------------------
                           Richard F. Teerlink


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                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the reference to our firm in the Registration Statement on Form S-8 pertaining to the 1994 OMC Long-Term Incentive Plan and to the
incorporation by reference therein of our report dated October 29, 1993 with respect to the financial statements and schedules of Outboard Marine Corpora-tion included or incorporated by reference in its Annual Report on Form 10-K for the year ended September 30, 1993 filed with the Securities and Exchange Commission.



                                                   ARTHUR ANDERSEN LLP
                                                   -------------------
                                                   Arthur Andersen LLP
                                                   Milwaukee, Wisconsin
                                                   September 27, 1994

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Direct Dial:   (708) 689-5356
Telecopier:    (708) 689-6246

September 28, 1994
Outboard Marine Corporation
100 Sea Horse Drive
Waukegan, Illinois  60085

          RE:  1994 OMC Long-Term Incentive Plan

Gentlemen:

Reference is made to the Form S-8 Registration Statement to be filed by Outboard Marine Corporation, a Delaware corporation (the "Registrant") with the Securit-ies and Exchange Commission (the "Registration Statement"), in connection with the offering of the Registrant's common stock, $.15 par value per share, includ-ing Preferred Stock Purchase Rights (collectively "Common Stock") pursuant to the 1994 OMC Long-Term Incentive Plan (the "Plan") to eligible employees of the Registrant and participating subsidiaries.

I have acted as counsel for Registrant and in such capacity have had general legal supervision over certain corporate proceedings and have acted as its counsel with respect to the establishment of the Plan and the preparation of the Registration Statement.

It is my opinion that:

       1. Registrant is a corporation existing under the laws of the State of Delaware.

       2. The Common Stock, when issued by the Registrant in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement referred to above.

Respectfully submitted,

OUTBOARD MARINE CORPORATION


By:  D. JEFFREY BADDELEY
     -------------------
     D. Jeffrey Baddeley
     Vice President and
     General Counsel

DJB:dmh

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